FOR IMMEDIATE RELEASE

Contact:

Jennifer McGuffin
Director of Investor Relations
+1 630 245 1780
jmcguffin@calamos.com

Calamos Asset Management, Inc. Reports Second Quarter 2011 Results and Declares Dividend

NAPERVILLE, Ill., August 2, 2011 – Calamos Asset Management, Inc. (NASDAQ: CLMS), a diversified global investment firm offering equity, fixed income, convertible and alternative strategies, today reported second quarter 2011 results.

Financial Highlights

•	Assets under management were $37.4 billion at June 30, 2011, a 2% decrease from $38.0 billion at the end of the first quarter and up by 25% from $29.9 billion at the end of the second quarter of 2010.

•	Revenues increased by 3% to $92.9 million from $90.5 million for the first quarter and by 15% from $80.5 million in the second quarter of 2010.

•	Operating income was $39.3 million, a 5% increase from $37.3 million in the first quarter and up 33% from $29.7 million in the second quarter of 2010.

•	Operating margin was 42.3% for the current quarter, up from 41.2% in the first quarter and up from 36.9% in the second quarter of the prior year.

•
Net income was $44.5 million, a 44% increase from the first quarter and a 42% increase from the second quarter of 2010. Net income attributable to Calamos Asset Management, Inc. was $6.7 million, representing 21.9% ownership interest in the underlying investment management business.

•	Diluted earnings per share was $0.32, compared to $0.23 per share last quarter and $0.23 a year ago.

o	Diluted earnings per share increased from the prior periods due to increases in operating income and realized gains on the sale of investment securities.

•	The company declared a regular quarterly dividend of 9.5 cents per share payable on August 31, 2011 to shareholders of record on August 16, 2011.

Management Commentary

 “Calamos Asset Management continues its position of financial strength and the company’s balance sheet remains solid. The quarter, however, brought a slight reduction in Assets under management largely due to market depreciation and, to a lesser extent, slightly negative outflows.  We remain constructive on the long-term opportunities we see for the firm as well as for our shareholders and clients,” said John P. Calamos, Sr., chief executive officer and co-chief investment officer.

Distribution Efforts

“The firm is placing continued emphasis on growing the Calamos brand globally while deepening our existing partnerships in the United States. We continued to see positive net flows this quarter into our international growth equity products and from our non-U.S. distribution efforts, including the continued funding of a large institutional mandate in Asia and the awarding of the first institutional mandate into our emerging markets UCITS in the U.K.  Net flows for mutual funds were slightly negative, driven in part by the strategic decision to close the Convertible Fund to new sales earlier this year,” said Calamos.

Investment Performance

“We are pleased with the firm’s long-term investment performance, reflecting our investment team’s philosophy to manage risk and return over an extended time horizon and throughout multiple market cycles. We also continue to generate notable returns from some of our newer strategies, including those for emerging markets and global/international equities. Overall investment performance for the quarter was at or near benchmark,” said Calamos.

Investment Performance Highlights:

•
A majority of the institutional strategies rank in the upper half of their eVestment Alliance1 peer groups for the 3-, 5-, 10-year and Since Inception periods as of June 30, 2011. Details of these rankings are provided in Table D.

•
At least half of Calamos mutual funds rank in the upper half of their respective  Lipper2 categories for the 3-, 5-, 10-, 15-year and Since Inception periods as of June 30, 2011. Details of these ratings can be found in Table E.

•
Eighty-two percent of the company’s mutual funds with at least a three-year track record received a 3-, 4-, or 5-star overall rating from Morningstar3 as of June 30, 2011. Details of the ratings can be found in Table F.

•
The three funds in the firm’s global growth equity suite (Calamos Global Equity Fund, Calamos International Growth Fund and Calamos Evolving World Growth Fund) each solidly outperformed its respective benchmark since each fund’s inception for A shares at NAV.4

•
Additionally, the new Calamos Discovery Growth Fund, which seeks to find growth opportunities in small- to mid-cap companies, returned 12.91% as of June 30, 2011 compared to a 10.25% return for its benchmark, at NAV.4

For complete investment performance, please see Table G or visit www.calamos.com.

Assets Under Management and Flows

Assets under management as of June 30, 2011 totaled $37.4 billion, representing a decrease of $0.6 billion, or 2%, during the second quarter.

•	Average assets under management were $37.8 billion during the second quarter of 2011, compared to $31.7 billion for the same period one year ago.

•	Total net outflows for the quarter were $93 million while market depreciation contributed $516 million to the decrease in assets under management.

•	Average assets under management were $37.3 billion during the first six months of 2011, compared to $32.0 billion for the same period one year ago.

•	The company’s investment companies had $218 million in outflows for the quarter and $128 million of inflows year-to-date.

•	Institutional separate accounts had $169 million of positive net inflows in the quarter and $423 million of inflows for the year.

•
Of the company’s 18 funds, 11 generated net inflows with the highest concentration of net flows into the low-volatility equity and global strategies.  However, outflows from the Convertible Fund and Growth Fund reduced total net inflows.

•	UCITS funds, with more than $500 million in total assets under management, generated positive inflows of $84 million.

Financial Results

Quarterly Results

Second quarter revenues were $92.9 million, an increase of 15% from $80.5 million during the same period last year. For the three months ended June 30, 2011, operating expenses were $53.6 million, an increase of $2.8 million, or 5%, from the second quarter of 2010.

Investment management fees for the second quarter of 2011 increased by $11.7 million, or 20%, to $70.1 million compared to the second quarter of last year. The increase in investment management fees was principally driven by a 19% increase in average assets under management.  Distribution and underwriting fees increased by $679,000, or 3%, compared to the same period in 2010 as the increase in asset-based distribution fees was offset by lower contingent deferred sales charges.  Distribution fee revenue increased at a slower rate than average assets under management due to an increasing shift in the percentage of assets invested in Class I shares from which the company does not earn distribution revenue.

Compensation expenses of $20.2 million increased by $1.3 million or 7%, from the same quarter last year, mainly due to an increase in accruals for performance-based incentive compensation and, to a lesser extent, increases in salary and benefits expenses. For the second quarter of 2011, distribution expenses were $18.3 million, an increase of $1.8 million, or 11%, due to increased mutual fund assets under management and to the increasing age of Class C share assets. The company retains the distribution fees on Class C shares for a period of 12 months following the initial purchase after which these fees are paid to third party intermediaries and recorded as distribution expenses. Amortization of deferred sales commissions decreased by $1.0 million or 41% due to discontinuing Class B share sales in 2009 and the increasing age of Class C share assets. Marketing and sales promotion expenses were $4.7 million for the quarter, compared to $3.5 million in the second quarter of 2010 mainly due to the continued focus on building awareness of the company’s brand and investment strategies. General and administrative expenses decreased by approximately $569,000, or 6%, to $9.0 million for the second quarter of 2011 versus the comparable period in the previous year.

Operating Income

Management considers operating income to be a good indicator of company performance as it focuses on the core operations of the firm. Operating income was $39.3 million for the current quarter versus $37.3 million in the previous quarter and $29.7 million in the second quarter of the prior year. Operating margin was 42.3% for the current quarter, up from 41.2% in the first quarter and up from 36.9% in the second quarter of the prior year. Diluted earnings per share for the second quarter of 2011 were $0.32 versus $0.23 for the first quarter and $0.23 for the same period a year ago. The increase in earnings per share from the prior quarter was attributable both to a rise in operating income and the increase in non-operating income, principally reflecting realized gains on the sale of investment securities.

Year-to-date Results

Revenues for the first half of 2011 were $183.5 million, a 14% increase from $161.6 million in the first half of 2010.  Operating expenses were $106.8 million for the first six months of the year, a 5% increase from $101.4 million for the same period in 2010.

Investment management fees for the first half of 2011 increased by $20.7 million, or 18%, to $137.7 million compared to the same period of last year. The increase in investment management fees was principally driven by a 17% increase in average assets under management.  Distribution and underwriting fees increased by $1.0 million, or 2%, compared to the same period in 2010 as the asset-based increase in distribution fees was offset by lower contingent deferred sales charges. The differential between the growth in assets and fees is driven by the shift in the percentage of mutual fund assets invested in Class I shares, as noted previously.

For the six months ended June 30, 2011, compensation expenses of $40.8 million increased by $1.8 million or 5%, compared to the same period last year, mostly due to increases in accruals for performance-based incentive compensation.  Distribution expenses in the first half of the year were $36.5 million, an increase of $3.3 million, or 10%, due to increased mutual fund assets under management and to the increasing age of Class C share assets.  As previously state, the company retains the distribution fees on Class C shares for a period of 12 months following the initial purchase after which these fees are paid to third party intermediaries and recorded as distribution expenses. Amortization of deferred sales commissions decreased by $1.8 million or 37% in the first half of the year due to discontinuing B share sales in 2009 and the increasing age of Class C share assets. Marketing and sales promotion expenses were $8.1 million for the six month period, compared to $6.2 million in the first half of 2010. Marketing and sales promotion expenses continue to rise mainly due to the ongoing focus on enhancing awareness regarding the company’s brand and investment strategies and because of the asset-based supplemental distribution payments that we make to distribution intermediaries that have increased with the level of assets managed by the company.

Operating income was $76.7 million for the first half of 2011 versus $60.2 million in the first half of 2010. For the six months ended June 30, 2011, operating margin was 41.8% compared to 37.2% for the same period in 2010. Diluted earnings per share for the first half of 2011 were $0.55 versus $0.47 for the same period in 2010.

Non-Operating Results

Non-operating income, net of non-controlling interest in partnerships, was $9.2 million during the second quarter of 2011 as presented in Table A, compared to income of $4.7 million in the same period of 2010. For the six months ended June 30, 2011, non-operating income, net of non-controlling interest in partnerships was $5.6 million compared to $11.6 million in the same period in the prior year.

Liquidity

The company’s financial condition remains strong with a high degree of liquidity. The investment portfolio was approximately $434.4 million at June 30, 2011 and was principally comprised of investments in products that the company manages. This portfolio consists primarily of diversified investments in the company’s family of funds and cash equivalents and is used to provide seed capital for the development of new products. To reduce downside risk and price volatility of the total portfolio value, the company continues to use exchange-traded equity option contracts as an economic hedge.

Investment Portfolio Returns

For the three and six months ended June 30, 2011, the net gains and losses on the company’s investment portfolio (as presented in Table B) were a loss of $1.6 million in the second quarter and a $10.6 million gain year-to-date, representing investment returns of (0.4)% and 2.9%, respectively. Certain investment securities require differing financial accounting treatments; hence, not all changes in the portfolio’s value are reported in current earnings. Instead, only unrealized gains and losses from investment securities owned by the company’s broker-dealer and from the company’s derivatives positions are reported in the Consolidated Condensed Statements of Operations, while unrealized gains and losses on securities designated as “available-for-sale” are captured as a component of equity until realized. Therefore, in the most recently completed quarter, investment gains of $10.7 million (as presented in both Table A and Table B) increased earnings, while the component of the company’s portfolio that directly impacts equity generated net unrealized losses of $12.3 million. The company continues to realize gains from a trading strategy that seeks to harvest capital gains to realize certain deferred tax assets.

Investor Conference Call

Management will hold an investor conference call at 4 p.m. Central Time on Tuesday, August 2, 2011. To access the live call and view management’s presentation, visit the Investor Relations section of our website at Calamos.com/Investors. Alternatively, participants may listen to the live call by dialing 888.312.9863 in the U.S. or Canada (719.325.2174 internationally), then entering conference ID #1942061. A replay of the call will be available until the end of the day on August 7, 2011 by dialing 888.203.1112 in the U.S. or Canada (719.457.0820 internationally), then entering conference ID #1942061. The webcast also will be available on the Investor Relations section of our website at Calamos.com/Investors for at least 90 days following the date of the call.

Calamos Asset Management, Inc. (NASDAQ: CLMS) is a globally diversified investment firm offering equity, convertible, low-volatility equity, fixed income and alternative investment strategies, among others. The firm serves institutions and individuals around the world via separately managed accounts and a family of open-end and closed-end funds as well as UCITS for non-U.S. investors, offering a risk-managed approach to capital appreciation and income-producing strategies. For more information, visit Calamos.com.

Performance data quoted represents past performance, which is no guarantee of future results. Current performance may be lower or higher than the performance quoted. The principal value and investment return of an investment will fluctuate so that your shares, when redeemed, may be worth more or less than their original cost.

Investing involves risk, including the possible loss of principal. The value of your investment will fluctuate over time and you may gain or lose money. A fund’s performance may be affected by risks that include those associated with non-diversification, non-investment grade debt securities, high-yield/high-risk securities, undervalued or overlooked companies, investments in specific industries or countries and potential conflicts of interest. Additional risks to funds may include those associated with investing in foreign securities, emerging markets, initial public offerings, derivatives, short sales and companies with relatively small market capitalizations.

Before investing carefully consider the fund's investment objectives, risks, charges and expenses. Please see the prospectus containing this and other information or call 800-582-6959. Read it carefully.

Funds distributed by Calamos Financial Services LLC.

The Overall Morningstar Rating for a fund is derived from a weighted average of the performance figures associated with its three-, five- and ten-year (if applicable) Morningstar Rating metrics. For each fund with at least a three-year history, Morningstar calculates a Morningstar Rating based on a Morningstar Risk-Adjusted Return measure that accounts for variation in a fund’s monthly performance (including the effects of sales charges, loads, and redemption fees), placing more emphasis on downward variations and rewarding consistent performance. The top 10% of the funds in each category receive 5 stars, the next 22.5% receive 4 stars, the next 35% receive 3 stars, the next 22.5% receive 2 stars and the bottom 10% receive 1 star. (Each share class is counted as a fraction of one fund within this scale and rated separately, which may cause slight variations in the distribution percentages.) The Morningstar Rating may differ among share classes of a mutual fund as a result of different sales loads and/or expense structures. It may be based, in part, on the performance of a predecessor fund. Morningstar does not rank funds with less than a three-year performance history.

From time to time, information or statements provided by us, including those within this news release, may contain certain forward-looking statements relating to future events, future financial performance, strategies, expectations, the competitive environment and regulations.  Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. For a discussion concerning some of these and other risks, uncertainties and other important factors that could affect future results, see "Forward-Looking Information" in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, where applicable, “Risk Factors” in our annual and quarterly reports filed with the U.S. Securities and Exchange Commission.

1 eVestment Alliance rankings are based on total return for the period ending 6.30.2011, and do not take into account any investment advisory and/or management fees that may be associated with these strategies. eVestment Alliance is an independent third party database that contains performance information for select investment advisors. Information contained in this database is supplied, on a voluntary basis, by investment advisors who choose to be included in the database. Please see Table D for complete ranking information for the investment strategies listed herein.

2 All references to Lipper ratings and rankings are based on total return for each respective fund’s Class A shares at NAV for the period ending 6.30.2011. Complete Lipper rankings for the Calamos Family of Funds are listed in Table E.

3 All references to Morningstar ratings and rankings are based on total return for each respective fund’s Class A shares at NAV for the period ending 6.30.2011. Complete Morningstar rankings for the Calamos Family of Funds are listed in Table F.

4 Performance data quoted represents past performance, which is no guarantee of future results. Current performance may be lower or higher than the performance quoted. Complete performance data for the Calamos Family of Funds can be found in Table G.

Calamos Asset Management, Inc.
Consolidated Condensed Statements of Operations
(in thousands, except share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Revenues:
Investment management fees	$70,136	$58,467	$137,744	$117,037
Distribution and underwriting fees	21,943	21,264	44,055	43,099
Other	845	735	1,673	1,460
Total revenues	92,924	80,466	183,472	161,596
Expenses:
Employee compensation and benefits	20,209	18,875	40,841	39,007
Distribution expenses	18,276	16,454	36,509	33,244
Amortization of deferred sales commissions	1,450	2,476	3,198	5,042
Marketing and sales promotion	4,691	3,487	8,130	6,219
General and administrative	8,950	9,519	18,131	17,911
Total operating expenses	53,576	50,811	106,809	101,423
Operating income	39,348	29,655	76,663	60,173
Non-operating income	9,170	4,664	5,648	11,573
Income before income tax provision	48,518	34,319	82,311	71,746
Income tax provision	4,050	3,020	6,957	6,242
Net income	44,468	31,299	75,354	65,504
Net income attributable to non-controlling interest in Calamos Holdings LLC	(37,775)	(26,625)	(64,024)	(56,012)
Net income attributable to non-controlling interest in partnerships	-	(4)	(5)	(11)
Net income attributable to Calamos Asset Management, Inc.	$6,693	$4,670	$11,325	$9,481

Earnings per share
Basic	$0.33	$0.23	$0.56	$0.48
Diluted	$0.32	$0.23	$0.55	$0.47

Weighted average shares outstanding
Basic	20,124,895	19,893,730	20,080,392	19,857,438
Diluted	20,614,941	20,201,608	20,545,099	20,178,590

Calamos Asset Management, Inc.
Assets Under Management
(in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Investment Companies
Beginning assets under management	$29,081	$25,040	$27,352	$24,480
Net purchases (redemptions)	(218)	(128)	128	(160)
Market appreciation (depreciation)	(395)	(1,770)	988	(1,178)
Ending assets under management	28,468	23,142	28,468	23,142
Average assets under management	28,803	24,379	28,586	24,363
Separate Accounts
Beginning assets under management	8,880	7,923	8,062	8,234
Net purchases (redemptions)	125	(583)	397	(1,098)
Market appreciation (depreciation)	(121)	(569)	425	(365)
Ending assets under management	8,884	6,771	8,884	6,771
Average assets under management	9,000	7,274	8,682	7,597
Total Assets Under Management
Beginning assets under management	37,961	32,963	35,414	32,714
Net purchases (redemptions)	(93)	(711)	525	(1,258)
Market appreciation (depreciation)	(516)	(2,339)	1,413	(1,543)
Ending assets under management	37,352	29,913	37,352	29,913
Average assets under management	$37,803	$31,653	$37,268	$31,960

	At June 30,		Change
	2011	2010	Amount	Percent
Investment Companies
Open-end mutual funds	$22,911	$18,463	$4,448	24%
Closed-end funds	5,557	4,679	878	19
Total investment companies	28,468	23,142	5,326	23
Separate Accounts
Institutional accounts	6,239	4,710	1,529	32
Managed accounts	2,645	2,061	584	28
Total separate accounts	8,884	6,771	2,113	31
Ending assets under management	$37,352	$29,913	$7,439	25%

	At June 30,		Change
	2011	2010	Amount	Percent
Assets by Strategy
Equity	$14,213	$10,445	$ 3,768	36%
Low-volatility Equity	7,523	5,814	1,709	29
Convertible	7,117	6,473	644	10
Enhanced Fixed Income	3,139	2,632	507	19
Total Return	2,418	2,047	371	18
Alternative	2,395	1,950	445	23
High Yield	339	333	6	2
Fixed Income	208	219	(11)	5
Ending assets under management	$37,352	$29,913	$7,439	25%

Table A
Calamos Asset Management, Inc.
Non-operating Income, Net of Non-controlling Interest in Partnership Investments
(in thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010

Interest income	$53	$102	$122	$208
Interest expense	(1,662)	(1,950)	(3,626)	(3,900)
Net interest expense	(1,609)	(1,848)	(3,504)	(3,692)

Investment income	10,713	6,347	9,049	14,949
Miscellaneous other income	66	165	103	316
Investment and other income	10,779	6,512	9,152	15,265
Non-operating income	9,170	4,664	5,648	11,573

Net income attributable to non-controlling interest in partnerships	-	(4)	(5)	(11)

Non-operating income, net of non-controlling interest in partnerships	$9,170	$4,660	$5,643	$11,562

Table B
Calamos Holdings LLC
Summary of Investment Portfolio Returns
(in thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010

Returns reflected in earnings:
Investment income	$10,713	$6,347	$9,049	$14,949
Net income attributable to non-controlling interest in partnership investments	-	(4)	(5)	(11)

Returns reflected in equity:
Net unrealized gain (loss) reported in accumulated other comprehensive income	(12,348)	(18,176)	1,531	(21,506)
Total investment portfolio returns	$(1,635)	$(11,833)	$10,575	$(6,568)
Average investment securities owned	$372,121	$291,826	$365,515	$275,244
Total portfolio return	(0.4)%	(4.1)%	2.9%	(2.4)%

Table C
Calamos Asset Management, Inc.
Effective Income Tax Rate
(in thousands)
 (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010

Income tax provision	$4,050	$3,020	$6,957	$6,242
Income tax provision attributable to non-controlling interest in Calamos Holdings LLC	(119)	(219)	(272)	(540)
Income tax provision attributable to CAM	3,931	2,801	6,685	5,702
Net income attributable to CAM	6,693	4,670	11,325	9,481
Income before taxes attributable to CAM	$10,624	$7,471	$18,010	$15,183
CAM’s effective income tax rate	37.0%	37.5%	37.1%	37.6%

Table D
eVestment Alliance Rankings as of 6/30/115

		1 Year		3 Year		5 Year		10 Year		Since Inception
Calamos Institutional Strategies	eVestment Alliance Category	% Rank	# of Strat	% Rank	# of Strat	% Rank	# of Strat	% Rank	# of Strat	% Rank	# of Strat	SI Date
Growth	US All Cap Growth Equity	54	66	59	64	54	60	15	40	1	11	1/91
Large Cap Growth	US Large Cap Growth Equity	77	260	25	254	44	241	-	-	37	212	1/04
Mid Cap Growth	US Mid Cap Growth Equity	10	118	29	115	46	110	-	-	54	89	2/03
US Opportunities	US Large Cap Growth Equity	95	260	8	254	19	241	2	173	5	23	1/89
Small-Mid Cap Growth Strategy	US Small-Mid Cap Growth Equity	-	-	-	-	-	-	-	-	33	75	8/10
Value	US All Cap Value Equity	96	113	70	112	67	99	-	-	84	65	1/02
Global Growth	Global All Cap Growth Equity	10	41	1	32	-	-	-	-	8	26	4/07
Global Opportunities	Global All Cap Growth Equity	95	41	13	32	22	24	33	16	1	6	10/96
International Growth	ACWI ex-US All Cap Growth Equity	25	17	7	16	1	10	-	-	1	10	4/05
Emerging Economies	Emerging Markets Equity	31	140	-	-	-	-	-	-	85	129	12/08
Convertible	US Convertibles	63	20	67	19	72	19	50	15	1	1	10/79
Global Convertibles	US Convertibles	78	20	72	19	48	19	-	-	17	15	10/01
High Yield	US High Yield Fixed Income	85	90	85	85	76	80	47	58	26	47	11/99

Table E
Lipper Rankings as of 6/30/116

		1 Year			3 Years			5 Years
Calamos Fund	Lipper Category	% Rank	Absolute Rank	# of Funds	% Rank	Absolute Rank	# of Funds	% Rank	Absolute Rank	# of Funds
Calamos Growth	Multi-Cap Growth	63	291	461	63	243	390	65	208	323
Calamos Blue Chip	Large Cap Growth	87	667	774	28	192	689	54	324	599
Calamos Growth & Income	Flexible Portfolio	20	33	166	20	24	122	25	21	85
Calamos Discovery Growth	Small-Cap Growth Funds	27	131	500	-	-	-	-	-	-
Calamos Value	Large Cap Core	98	1037	1061	65	602	939	68	550	808
Calamos Global Equity	Global Multi-Cap Growth	51	61	120	20	16	81	-	-	-
Calamos Global Growth & Income	Global Flexible Portfolio	52	115	222	24	27	115	37	28	75
Calamos International Growth	International Multi-Cap Growth	52	96	184	8	11	141	8	6	83
Calamos Evolving World Growth	Emerging Markets	37	133	366	-	-	-	-	-	-
Calamos Convertible	Convertible Securities	86	55	63	36	18	50	47	19	40
Calamos High Yield	High Current Yield	94	458	487	90	387	430	83	297	360
Calamos Total Return Bond	Intermediate Inv Grade Debt	15	83	561	33	160	484	-	-	-
Calamos Market Neutral Income	Equity Market Neutral	19	14	73	13	6	46	19	6	31
		10 Years			15 Years			Since Inception
Calamos Fund	Lipper Category	% Rank	Absolute Rank	# of Funds	% Rank	Absolute Rank	# of Funds	% Rank	Absolute Rank	# of Funds
Calamos Growth	Multi-Cap Growth	11	24	220	2	1	84	15	75	508
Calamos Blue Chip	Large Cap Growth	-	-	-	-	-	-	52	429	838
Calamos Growth & Income	Flexible Portfolio	12	5	41	8	2	26	11	23	210
Calamos Discovery Growth	Small-Cap Growth Funds	-	-	-	-	-	-	2	7	545
Calamos Value	Large Cap Core	-	-	-	-	-	-	61	673	1112
Calamos Global Equity	Global Multi-Cap Growth	-	-	-	-	-	-	57	84	147
Calamos Global Growth & Income	Global Flexible Portfolio	58	26	44	-	-	-	43	124	289
Calamos International Growth	International Multi-Cap Growth	-	-	-	-	-	-	32	64	202
Calamos Evolving World Growth	Emerging Markets	-	-	-	-	-	-	40	190	476
Calamos Convertible	Convertible Securities	52	18	34	17	3	17	28	20	73
Calamos High Yield	High Current Yield	53	122	233	-	-	-	58	303	526
Calamos Total Return Bond	Intermediate Inv Grade Debt	-	-	-	-	-	-	15	89	598
Calamos Market Neutral Income	Equity Market Neutral	22	3	13	25	1	3	14	14	102
Table F
Morningstar Rankings as of 6/30/117 and 8

				1 Year 7/1/2010- 6/30/2011			3 Years 7/1/2008- 6/30/2011
Group/ Investment	Category	Morningstar Overall Rating	# ranked in peer group	Peer group %	Peer group rank	# ranked in peer group	Peer group %	Peer group rank	# ranked in peer group
Calamos Growth A	Large Growth	3 Stars	1,476	40	668	1,654	60	889	1,473
Calamos Growth & Income A	Aggressive Allocation	5 Stars	289	63	198	314	3	9	286
Calamos Blue Chip A	Large Growth	3 Stars	1,476	85	1,405	1,654	33	482	1,473
Calamos Value A	Large Blend	2 Stars	1,675	97	1,836	1,879	69	1,159	1,667
Calamos Discovery Growth A	Small Growth	N/A	N/A	22	159	744	-	-	-
Calamos Global Growth & Income A	World Allocation	3 Stars	203	65	233	356	25	50	203
Calamos Global Equity A	World Stock	4 Stars	683	47	409	873	9	59	680
Calamos International Growth A	Foreign Large Growth	4 Stars	209	43	106	246	5	10	209
Calamos Evolving World Growth A	Diversified Emerging Markets	N/A	N/A	32	128	395	-	-	-
Calamos Convertible A	Convertibles	3 Stars	59	86	64	74	36	22	59
Calamos High Yield A	High Yield Bond	2 Stars	507	94	531	563	89	450	502
Calamos Total Return Bond A	Intermediate Term Bond	3 Stars	1,017	20	225	1,151	32	325	1,014
Calamos Market Neutral Income A	Market Neutral	3 Stars	47	3	3	72	11	6	47

Table F Continued 7 and 8

		5 Years 7/1/2006- 6/30/2011			10 Years 7/1/2001- 6/30/2011			15 Years 7/1/1996- 6/30/2011			Since Inception
Group/ Investment	Category	Peer group %	Peer group rank	# ranked in peer group	Peer group %	Peer group rank	# ranked in peer group	Peer group %	Peer group rank	# ranked in peer group	Peer group %	Peer group rank	# ranked in peer group	SI Date
Calamos Growth A	Large Growth	50	636	1,276	3	24	803	1	1	300	1	1	125	9/90
Calamos Growth & Income A	Aggressive Allocation	3	7	233	3	3	83	1	1	32	1	1	9	9/88
Calamos Blue Chip A	Large Growth	53	674	1,276	-	-	-	-	-	-	51	535	1,038	12/03
Calamos Value A	Large Blend	72	1,039	1,434	-	-	-	-	-	-	35	311	880	1/02
Calamos Discovery Growth A	Small Growth	-	-	-	-	-	-	-	-	-	18	133	743	6/10
Calamos Global Growth & Income A	World Allocation	44	61	137	46	34	73	-	-	-	35	12	33	9/96
Calamos Global Equity A	World Stock	-	-	-	-	-	-	-	-	-	4	21	545	3/07
Calamos International Growth A	Foreign Large Growth	4	7	168	-	-	-	-	-	-	5	7	138	3/05
Calamos Evolving World Growth A	Diversified Emerging Markets	-	-	-	-	-	-	-	-	-	5	14	303	8/08
Calamos Convertible A	Convertibles	45	22	48	51	21	40	10	3	22	1	1	5	6/85
Calamos High Yield A	High Yield Bond	83	358	431	54	152	279	-	-	-	22	54	241	8/99
Calamos Total Return Bond A	Intermediate Term Bond	-	-	-	-	-	-	-	-	-	24	225	938	6/07
Calamos Market Neutral Income A	Market Neutral	16	7	40	15	3	15	1	1	4	50	2	3	9/90

Table G
Fund Performance
Class A Shares Average Annual Total Returns as of 6/30/119 and 10

FUND NAME	NASDAQ SYMBOL	YTD NAV	1-Year NAV	3-Year NAV	5-Year NAV	10-Year NAV	SI NAV	A SHARE INCEPTION DATE
Growth Russell Midcap Growth Index	CVGRX	5.15%	33.83%	2.26%	3.96%	5.77%	14.22%	9/4/90
		9.59%	43.25%	6.58%	6.28%	5.52%	10.71%
Growth and Income S&P 500 Index	CVTRX	5.07	24.79	7.03	5.56	6.92	12.01	9/22/88
		6.02	30.69	3.34	2.94	2.72	9.63
Value Russell 1000 Value Index	CVAAX	4.36	19.94	1.78	1.62	—	3.72	1/2/02
		5.92	28.94	2.28	1.15	—	4.69
Blue Chip S&P 500 Index	CBCAX	4.36	27.86	4.37	3.82	—	4.81	12/1/03
		6.02	30.69	3.34	2.94	—	4.90
Discovery Growth Russell 2500 Growth	CADGX	12.91	47.41	—	—	—	40.48	6/1/10
		10.25	44.71	—	—	—	32.27
Global Growth and Income MSCI World Index (USD)	CVLOX	3.07	19.50	5.25	5.36	6.98	9.25	9/9/96
		5.62	31.19	1.04	2.85	4.52	6.09
International Growth MSCI EAFE Growth Index	CIGRX	7.29	32.66	4.76	8.05	—	10.36	3/16/05
		4.66	31.65	-1.49	2.88	—	5.53
Global Equity MSCI World Index (USD)	CAGEX	5.70	30.51	6.40	—	—	7.13	3/1/07
		5.62	31.19	1.04	—	—	0.31
Evolving World Growth MSCI Emerging Markets Index	CNWGX	4.56	28.60	—	—	—	12.45	8/15/08
		1.03	28.17	—	—	—	8.65

Table G Continued 9 and 10

FUND NAME	NASDAQ SYMBOL	YTD NAV	1-Year NAV	3-Year NAV	5-Year NAV	10-Year NAV	SI NAV	A SHARE INCEPTION DATE
Convertible# Value Line Convertible Index	CCVIX	3.31	16.54	6.49	5.78	5.94	9.84	6/21/85
		5.20	21.04	10.16	8.04	7.17	8.54
Market Neutral Income+ Barclays Capital U.S. Government/Credit Bond Index	CVSIX	2.07	10.44	3.32	3.26	4.05	7.13	9/4/90
		2.61	3.68	6.17	6.35	5.74	7.06
High Yield Credit Suisse High Yield Index	CHYDX	3.52	11.85	7.55	6.22	7.35	6.88	8/2/99
		4.85	14.59	11.38	8.68	9.17	7.57
Total Return Bond Barclays Capital U.S. Aggregate Bond Index	CTRAX	3.14	6.83	7.61	—	—	7.29	6/27/07
		2.72	3.90	6.46	—	—	6.66
# Effective the close of business, January 28, 2011, the Calamos Convertible Fund is closed to new investments with limited exceptions as enumerated in the prospectus.
+ Effective the close of business, January 28, 2011, the Calamos Market Neutral Income Fund is limiting new investments to investors that own Fund shares, subject to exceptions enumerated in the prospectus.

5 Data presented reflects past performance, which is no guarantee of future results. Strong rankings are not indicative of positive performance. Absolute performance for some strategies was negative.
         Source: eVestment Alliance - rankings are based on total return for the period ending June 30, 2011, and do not take into account any investment advisory and/or management fees that may be associated with these strategies.  eVestment Alliance is an independent third party database that contains performance information for select investment advisors.  Information contained in this database is supplied, on a voluntary basis, by investment advisors who choose to be included in the database and is reliant on the individual advisors to be timely and accurate.

6 Data presented reflects past performance, which is no guarantee of future results. Strong rankings are not indicative of positive fund performance. Absolute performance for some funds was negative. For each fund, rankings are for Class A Shares for the period ending June 30, 2011, and will differ for other share classes.
     Source: Lipper- provides independent insight on global collective investments including mutual funds, retirement funds, hedge funds, fund fees and expenses to the asset management and media communities. Lipper ranks the performance of mutual funds within a classification of funds that have similar investment objectives. Rankings are historical with capital gains and dividends reinvested and do not include the effect of loads. If an expense waiver was in effect, it may have had a material effect on the total return or yield for the period.

7 Data presented reflects past performance, which is no guarantee of future results. Strong rankings are not indicative of positive fund performance. Absolute performance for some funds was negative. For each fund, rankings are for Class A Shares for the period ending June 30, 2011, and will differ for other share classes.
     The Overall Morningstar Rating for a fund is derived from a weighted average of the performance figures associated with its three-, five- and ten-year (if applicable) Morningstar Rating metrics. For each fund with at least a three-year history, Morningstar calculates a Morningstar Rating based on a Morningstar Risk-Adjusted Return measure that accounts for variation in a fund’s monthly performance (including the effects of sales charges, loads, and redemption fees), placing more emphasis on downward variations and rewarding consistent performance. The top 10% of the funds in each category receive 5 stars, the next 22.5% receive 4 stars, the next 35% receive 3 stars, the next 22.5% receive 2 stars and the bottom 10% receive 1 star. (Each share class is counted as a fraction of one fund within this scale and rated separately, which may cause slight variations in the distribution percentages.) The Morningstar Rating may differ among share classes of a mutual fund as a result of different sales loads and/or expense structures. It may be based, in part, on the performance of a predecessor fund. Morningstar does not rank funds with less than a three-year performance history.
        Percentile ranking is a standardized ranking. The first (best) observation with the largest numerical value, in terms of net-of-fee performance is ranked one; and the observation with the smallest numerical value is ranked 100. The rest of the observations are ranked an equal distance from each other in order of their numerical values, from largest to smallest. The percentile rank is calculated by dividing the absolute rank within a peer group.

8 The Calamos Growth Fund’s Class A shares received  2 stars for 3 years, 2 stars for 5 years, and 4 stars for 10 years out of 1476, 1276, and 803 Large Growth funds, respectively, for the period ended 6/30/11.
The Calamos Growth and Income Fund’s Class A shares received 5 stars for 3 years, 4 stars for 5 years, and  5 stars for 10 years out of 289, 234, and 83 Aggressive Allocation funds, respectively, for the period ended 6/30/11.
The Calamos Blue Chip Fund’s Class A shares received  3 stars for 3 years and 3 stars for 5 years out of 1476 and 1276 Large Growth funds, respectively, for the period ended 6/30/11.
The Calamos Value Fund’s Class A shares received 2 stars for 3 years and 2 stars for 5 years out of 1675 and 1434 Large Blend funds, respectively, for the period ended 6/30/11.
The Calamos Global Growth and Income Fund’s Class A shares received  3 stars for 3 years, 3 stars for 5 years, and 3 stars for 10 years out of 203, 137, and 73 World Allocation funds, respectively, for the period ended 6/30/11.
The Calamos Global Equity Fund’s Class A shares received 4 stars for 3 years out of 683 World Stock funds for the period ended 6/30/11.
The Calamos International Growth Fund’s Class A shares received  3 stars for 3 years and 4 stars for 5 years out of 209 and 168 Foreign Large Growth funds, respectively, for the period ended 6/30/11.
The Calamos Convertible Fund’s Class A shares received 3 stars for 3 years, 3 stars for 5 years, and 3 stars for 10 years out of 59, 48, and 40 Convertibles funds, respectively, for the period ended 6/30/11.
The Calamos High Yield Fund’s Class A shares received 1 star for 3 years, 2 stars for 5 years, and 2 stars for 10 years out of 507, 432, and 279 High Yield Bond funds, respectively, for the period ended 6/30/11.
The Calamos Total Return Bond Fund’s Class A shares received 3 stars for 3 years out of 1017 Intermediate-term Bond funds for the period ended 6/30/11.
The Calamos Market Neutral Income Fund’s Class A shares received 3 stars for 3 years, 3 stars for 5 years, and  3 stars for 10 years out of 47, 40, and 15 Market Neutral  funds, respectively, for the period ended 6/30/11.

9 Performance data quoted represents past performance, which is no guarantee of future results. Current performance may be lower or higher than the performance quoted. The principal value and investment return of an investment will fluctuate so that your shares, when redeemed, may be worth more or less than their original cost. You can obtain performance data current to the most recent month end by visiting www.calamos.com.
Average annual total return measures net investment income and capital gain or loss from portfolio investments as an annualized average assuming reinvestment of dividends and capital gains distributions. Load-adjusted returns are adjusted for the maximum front-end sales load of 4.75% for Class A shares (3.75% for Total Return Bond Fund).
All funds are not available at all firms.
     The Funds’ gross expense ratios as of the prospectus dated 3/1/2011 are as follows: Growth A 1.28%, Growth and Income A 1.09%, Value A 1.60%, Blue Chip A 1.56%, Global Growth and Income A 1.37%, International Growth A 1.67%, Global Equity A 1.89%, Evolving World Growth A 1.68%, Convertible A 1.08%, Market Neutral Income A 1.20%, High Yield A 1.21%, Discovery Growth A 2.30%, and Total Return Bond A 0.99%.
     Before investing, carefully consider the Fund’s investment objectives, risks, charges and expenses. Contact 800.582.6959 for a prospectus containing this and other information. Read it carefully.

10 Barclays Capital U.S. Government/Credit Bond Index- Comprises long-term government and investment-grade corporate debt securities and is generally considered representative of the performance of the broad U.S. bond market. Unlike convertible bonds, U.S. Treasury bills are backed by the full faith and credit of the U.S. government and offer a guarantee as to the timely repayment of principal and interest.
Barclays Capital U.S. Aggregate Bond Index- The Barclays Capital U.S. Aggregate Bond Index covers the U.S.-denominated, investment-grade, fixed-rate, taxable bond market of SEC-registered securities. The index includes bonds from the Treasury, Government-Related, Corporate, MBS (agency fixed-rate and hybrid ARM passthroughs), ABS, and CMBS sectors.
Credit Suisse High Yield Index- The Credit Suisse High Yield Index is an unmanaged index of high yield debt securities.
MSCI EAFE Growth Index- The MSCI EAFE Growth Index measures developed market growth equity performance (excluding the U.S. and Canada).
MSCI Emerging Markets Index- The MSCI Emerging Markets Index is a free float adjusted market capitalization index. It includes market indexes of Brazil, Chile, China, Colombia, Czech Republic, Egypt, Hungary, India, Indonesia, Israel, Korea, Malaysia, Mexico, Morocco, Peru, Philippines, Poland, Russia, South Africa, Taiwan, Thailand, and Turkey.
MSCI World Index (USD)- The MSCI World Index (USD) is a market capitalization weighted index composed of companies representative of the market structure of developed market countries in North America, Europe, and Asia/Pacific region.
Russell 1000 Value Index- The Russell 1000 Value Index measures the performance of those companies in the Russell 1000 Index with lower price-to-book ratios and lower forecasted growth values.
Russell 2500 Growth Index- The Russell 2500 Growth Index measures the performance of the small to mid-cap growth segment of the U.S. equity universe. It includes those Russell 2500 companies with higher price-to-book ratios and higher forecasted growth values.
Russell Midcap Growth Index- The Russell Midcap Growth Index measures the performance of those Russell Midcap companies whose average market capitalization is approximately $4.5 billion, with higher price-to-book ratios and higher growth values.
S&P 500 Index- The S&P 500 Index is generally considered representative of the U.S. stock market.
Value Line Convertible Index- The Value Line Convertible Index is an equal weighted index of the largest convertibles.

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